Exhibit 99.1

Regal Entertainment Group Reports Results for

Fourth Quarter 2014 and Declares Quarterly Dividend

Knoxville, Tennessee — February 12, 2015 — Regal Entertainment Group (NYSE: RGC), a leading motion picture exhibitor owning and operating the largest theatre circuit in the United States, today announced fiscal fourth quarter 2014 results.

Total revenues for the fourth quarter ended January 1, 2015 were $799.1 million compared to total revenues of $739.9 million for the fourth quarter ended December 26, 2013.  Net income attributable to controlling interest was $46.3 million in the fourth quarter of 2014 compared to $24.0 million in the fourth quarter of 2013.  Diluted earnings per share was $0.30 for the fourth quarter of 2014 compared to $0.15 during the fourth quarter of 2013.  Adjusted diluted earnings per share (1) was $0.30 for the fourth quarter of 2014 compared to $0.17 during the fourth quarter of 2013.  Adjusted EBITDA (3) was $163.5 million for the fourth quarter of 2014 compared to $125.8 million for the fourth quarter of 2013.  Results for the fourth fiscal quarter of 2014 and for fiscal 2014 were significantly and positively impacted by the timing of our fiscal calendar which consisted of a 14 week period in the fourth quarter of 2014 compared to a 13 week period in the fourth quarter of 2013 and a 53 week period in 2014 compared to a 52 week period in 2013. The additional week was the week between Christmas and New Year’s Day, a traditionally high attendance week for the company and the industry. Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release.

“In 2014, we demonstrated our ability to deliver value to our shareholders despite a challenging box office environment as our strategic and operational execution helped generate total shareholder return of over 20% for the third consecutive year,” stated Amy Miles, CEO of Regal Entertainment Group. “Looking ahead, we are encouraged by the industry box office results for the last several weeks and optimistic about the potential for box office success throughout 2015.”

Regal’s Board of Directors also today declared a cash dividend of $0.22 per Class A and Class B common share, payable on March 13, 2015, to stockholders of record on March 3, 2015.  The Company intends to pay a regular quarterly dividend for the foreseeable future at the discretion of the Board of Directors depending on available cash, anticipated cash needs, overall financial condition, loan agreement restrictions, future prospects for earnings and cash flows as well as other relevant factors.

Forward-looking Statements:

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements included herein, other than statements of historical fact, may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from the Company’s expectations are disclosed in the risk factors contained in the Company’s 2013 Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 24, 2014. All forward-looking statements are expressly qualified in their entirety by such factors.

Conference Call:

Regal Entertainment Group management will conduct a conference call to discuss fourth quarter 2014 results on February 12, 2015 at 4:30 p.m. (Eastern Time).  Interested parties can listen to the call live on the Internet through the investor relations section of the Company’s Web site: www.REGmovies.com, or by dialing 877-407-0778 (Domestic) and 201-689-8565 (International). Please dial in to the call at least 5 - 10 minutes prior to the start of the call or go to the Web site at least 15 minutes prior to the call to download and install any necessary audio software.  When prompted, ask for the Regal Entertainment Group conference call.  A replay of the call will be available beginning approximately two hours following the call.  Those interested in listening to the replay of the conference call should dial 877-660-6853 (Domestic) or 201-612-7415 (International) and enter conference call ID #13574245.

About Regal Entertainment Group

Regal Entertainment Group (NYSE: RGC) operates the largest and most geographically diverse theatre circuit in the United States, consisting of 7,367 screens in 574 theatres in 42 states along with the District of Columbia, American Samoa, Guam and Saipan as of January 1, 2015. The Company operates theatres in 46 of the top 50 U.S. designated market areas. We believe that the size, reach and quality of the Company’s theatre circuit not only provide its patrons with a convenient and enjoyable movie-going experience, but is also an exceptional platform to realize economies of scale in theatre operations.

Additional information is available on the Company’s Web site at www.REGmovies.com.

Financial Contact:

Kevin Mead

Regal Entertainment Group

Vice President Investor Relations and Planning

Kevin.Mead@regalcinemas.com

865-925-9685

Media Contact:

Ken Thewes

Regal Entertainment Group

Senior Vice President and Chief Marketing Officer
865-925-9539

Regal Entertainment Group

Consolidated Statements of Income Information

For the Fiscal Quarters and Four Quarters Ended 1/1/15 and 12/26/13

(in millions, except per share data)

(unaudited)

	Quarter Ended		Four Quarters Ended
	Jan. 1, 2015	Dec. 26, 2013	Jan. 1, 2015	Dec. 26, 2013
Revenues
Admissions	$531.2	$503.6	$1,998.9	$2,059.6
Concessions	222.1	193.3	829.6	816.9
Other operating revenues	45.8	43.0	161.6	161.6
Total revenues	799.1	739.9	2,990.1	3,038.1

Operating expenses
Film rental and advertising costs	273.9	265.6	1,047.1	1,078.0
Cost of concessions	30.8	25.7	111.1	111.6
Rent expense	108.0	103.7	423.4	413.6
Other operating expenses(4)	220.8	215.1	813.2	812.8
General and administrative expenses (including share-based compensation of $3.0 million and $2.3 million for the quarters ended January 1, 2015 and December 26, 2013, respectively, and $9.4 million and $9.3 million for the four quarters ended January 1, 2015 and December 26, 2013, respectively)	20.2	19.2	74.4	73.7
Depreciation and amortization	52.9	51.2	207.2	200.2
Net loss on disposal and impairment of operating assets and other	0.8	3.7	7.3	8.4
Income from operations	91.7	55.7	306.4	339.8

Interest expense, net	32.5	34.8	126.5	141.3
Loss on extinguishment of debt	—	—	62.4	30.7
Earnings recognized from NCM	(8.8)	(12.9)	(32.1)	(37.5)
Gain on sale of NCM, Inc. common stock	—	—	—	(30.9)
Other, net	(9.4)	(5.0)	(29.0)	(28.4)
Income before income taxes	77.4	38.8	178.6	264.6
Provision for income taxes	31.1	14.8	73.4	107.0
Net income	46.3	24.0	105.2	157.6
Noncontrolling interest, net of tax	—	—	0.4	0.1
Net income attributable to controlling interest	$46.3	$24.0	$105.6	$157.7

Diluted earnings per share	$0.30	$0.15	$0.68	$1.01
Adjusted diluted earnings per share(1)	$0.30	$0.17	$0.95	$1.04
Weighted average number of diluted shares outstanding(2)	156.5	155.9	156.3	155.7

Consolidated Summary Balance Sheet Information

(dollars in millions)

(unaudited)

	As of Jan. 1, 2015	As of Dec. 26, 2013

Cash and cash equivalents	$147.1	$280.9
Total assets	2,539.5	2,704.7
Total debt	2,360.2	2,310.7
Total stockholders’ deficit of Regal Entertainment Group	(894.8)	(713.4)

Operating Data

(unaudited)

	Quarter Ended		Four Quarters Ended
	Jan. 1, 2015	Dec. 26, 2013	Jan. 1, 2015	Dec. 26, 2013

Theatres at period end	574	580	574	580
Screens at period end	7,367	7,394	7,367	7,394
Average screens per theatre	12.8	12.7	12.8	12.7
Attendance (in thousands)	58,214	54,246	220,249	228,564
Average ticket price	$9.12	$9.28	$9.08	$9.01
Average concessions per patron	$3.82	$3.56	$3.77	$3.57

Reconciliation of EBITDA to Net Cash Provided by Operating Activities

(dollars in millions)

(unaudited)

	Quarter Ended		Four Quarters Ended
	Jan. 1, 2015	Dec. 26, 2013	Jan. 1, 2015	Dec. 26, 2013

EBITDA	$162.8	$124.8	$512.7	$606.2
Interest expense, net	(32.5)	(34.8)	(126.5)	(141.3)
Provision for income taxes	(31.1)	(14.8)	(73.4)	(107.0)
Deferred income taxes	14.3	(18.1)	6.6	(11.8)
Changes in operating assets and liabilities	44.5	26.3	(42.9)	(5.0)
Gain on sale of NCM, Inc. common stock	—	—	—	(30.9)
Loss on extinguishment of debt	—	—	62.4	30.7
Landlord contributions	5.9	3.5	8.8	3.5
Other items, net	0.2	4.4	1.4	2.5
Net cash provided by operating activities	$164.1	$91.3	$349.1	$346.9

Reconciliation of EBITDA to Adjusted EBITDA

(dollars in millions)

(unaudited)

	Quarter Ended		Four Quarters Ended
	Jan. 1, 2015	Dec. 26, 2013	Jan. 1, 2015	Dec. 26, 2013

EBITDA	$162.8	$124.8	$512.7	$606.2
Net loss on disposal and impairment of operating assets and other	0.8	3.7	7.3	8.4
Share-based compensation expense	3.0	2.3	9.4	9.3
Gain on sale of NCM, Inc. common stock	—	—	—	(30.9)
Loss on extinguishment of debt	—	—	62.4	30.7
Cash distribution from DCIP investment	6.3	—	6.3	—
Noncontrolling interest, net of tax and other, net(5)	(9.4)	(5.0)	(29.4)	(28.5)
Adjusted EBITDA(3)	$163.5	$125.8	$568.7	$595.2

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

(dollars in millions)

(unaudited)

	Quarter Ended		Four Quarters Ended
	Jan. 1, 2015	Dec. 26, 2013	Jan. 1, 2015	Dec. 26, 2013

Net cash provided by operating activities	$164.1	$91.3	$349.1	$346.9
Capital expenditures	(60.0)	(42.0)	(156.8)	(112.1)
Proceeds from asset sales	—	0.6	1.7	7.3
Free cash flow(3)	$104.1	$49.9	$194.0	$242.1

Reconciliation of Net Income Attributable to Controlling Interest to Adjusted Diluted Earnings Per Share

(dollars in millions, except per share data)

(unaudited)

	Quarter Ended		Four Quarters Ended
	Jan. 1, 2015	Dec. 26, 2013	Jan. 1, 2015	Dec. 26, 2013

Net income attributable to controlling interest	$46.3	$24.0	$105.6	$157.7
Loss on extinguishment of debt, net of related tax effects	—	—	39.2	19.4
Gain on sale of available for sale securities, net of related tax effects	—	—	(1.2)	(1.6)
Gain on sale of NCM, Inc. common stock, net of related tax effects	—	—	—	(18.5)
Net loss on disposal and impairment of operating assets and other, net of related tax effects	0.5	2.2	4.4	5.1
Net income attributable to controlling interest, excluding loss on extinguishment of debt, net of related tax effects, gain on sale of available for sale securities, net of related tax effects, gain on sale of NCM, Inc. common stock, net of related tax effects, and net loss on disposal, impairment of operating assets and other, net of related tax effects	$46.8	$26.2	$148.0	$162.1

Weighted average number of diluted shares outstanding(2)	156.5	155.9	156.3	155.7

Adjusted diluted earnings per share(1)	$0.30	$0.17	$0.95	$1.04
Diluted earnings per share	$0.30	$0.15	$0.68	$1.01

(1)         We have included adjusted diluted earnings per share, which is diluted earnings per share excluding loss on extinguishment of debt, net of related tax effects, gain on sale of available for sale securities, net of related tax effects, gain on sale of NCM, Inc. common stock, net of related tax effects, and net loss on disposal and impairment of operating assets and other, net of related tax effects, because we believe it provides investors with a useful industry comparative and is a financial measure used by management to assess the performance of our Company.

(2)         Represents reported weighted average number of diluted shares outstanding for purposes of computing diluted earnings per share and adjusted diluted earnings per share for the quarters and four quarters ended January 1, 2015 and December 26, 2013.

(3)         Adjusted EBITDA (earnings adjusted for interest, taxes, depreciation and amortization expense, net loss on disposal and impairment of operating assets and other, share-based compensation expense, gain on sale of NCM, Inc. common stock, loss on extinguishment of debt, cash distribution from DCIP investment and noncontrolling interest, net of tax and other, net) was approximately $163.5 million for the quarter ended January 1, 2015. We believe EBITDA, Adjusted EBITDA and Free Cash Flow provide useful measures of cash flows from operations for our investors because EBITDA, Adjusted EBITDA and Free Cash Flow are industry comparative measures of cash flows generated by our operations and because they are financial measures used by management to assess the liquidity of our Company. EBITDA, Adjusted EBITDA and Free Cash Flow are not measurements of liquidity under U.S. generally accepted accounting principles and should not be considered in isolation or construed as a substitute for other operations data or cash flow data prepared in accordance with U.S. generally accepted accounting principles for purposes of analyzing our liquidity.  In addition, not all funds depicted by EBITDA, Adjusted EBITDA and Free Cash Flow are available for management’s discretionary use. For example, a portion of such funds are subject to contractual restrictions and functional requirements to pay debt service, fund necessary capital expenditures and meet other commitments from time to time as described in more detail in the Company’s 2013 Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 24, 2014.  EBITDA, Adjusted EBITDA and Free Cash Flow, as calculated, may not be comparable to similarly titled measures reported by other companies.

(4)         On July 10, 2014, the State of New York approved a sales tax refund claim filed by the Company to recover sales taxes paid on certain nontaxable purchases made during the fiscal 2008 through fiscal 2012 periods. The refund resulted in a reduction to other operating expenses of $16.8 million during the third quarter of fiscal 2014.

(5)         Includes equity in earnings attributable to the DCIP investment of $8.8 million and $28.6 million for the quarter and four quarters ended January 1, 2015, respectively and $8.5 million and $22.9 million for the quarter and four quarters ended December 26, 2013, respectively.